Exhibit 99.1

Contact:	Eric Elliott Vice President of Investor Relations (337) 233-1307 eric.elliott@lhcgroup.com
LHC GROUP, INC. APPOINTS NEW INDEPENDENT AUDITORS
LAFAYETTE, Louisiana (August 25, 2008) — LHC Group, Inc. (NASDAQ:LHCG), one of the largest providers of home nursing services in the United States, announced today that its Audit Committee has selected KPMG LLP to serve as LHC Group’s independent registered public accounting firm for the fiscal year ending December 31, 2008, replacing Ernst & Young LLP.
Keith G. Myers, Chief Executive Officer of LHC Group, said, “Ernst & Young has served as LHC Group’s independent registered public accounting firm since 2001 and provided LHC Group with dedicated professional service. However, our Audit Committee believes that, as part of LHC Group’s overall commitment to maintaining the highest corporate governance standards, it should periodically evaluate the service level and value being provided by the Company’s outside public accounting firm. After conducting a thorough evaluation process, our Audit Committee determined that KPMG offers our shareholders the best combination of value and quality for the future, and we look forward to working with the KPMG team.”
About LHC Group, Inc.
LHC Group, Inc. is one of the largest providers of home nursing services in the United States providing quality cost effective healthcare services to patients within the comfort and privacy of their home or place of residence.
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate” or similar expressions. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: changes in reimbursement, changes in government regulations, changes in our relationships with referral sources, increased competition for our services, increased competition for joint venture and acquisition candidates and changes in the interpretation of government regulations. LHC Group undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect LHC Group or cause actual results to differ materially from those anticipated in forward-looking statements are included in LHC Group’s Form 10K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

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